UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	February 14, 2011

Pre-Paid Legal Services, Inc.
(Exact Name of Registrant as Specified in its Charter)

Oklahoma	001-09293	73-1016728
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Pre-Paid Way
Ada, Oklahoma	74820
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code	(580) 436-1234

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
On February 14, 2011, Pre-Paid Legal Services, Inc. (the “Company”) issued a press release announcing our earnings and operating results for the three months and year ended December 31, 2010. A copy of the release is included as an exhibit to this report.

Additional Information and Where to Find It
In connection with the merger with affiliates of MidOcean Partners (“MidOcean”) as previously announced, the Company will prepare a proxy statement to be filed with the SEC. When completed, a definitive proxy statement and a form of proxy will be mailed to the Company’s shareholders.  BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE MERGER CAREFULLY AND IN ITS ENTIRETY BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.  The Company’s shareholders will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at www.sec.gov. The Company’s shareholders will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to the Company, Attn: Randy Harp, One Pre-Paid Way, Ada, Oklahoma 74820, telephone: (580) 436-1234, or from the investor relations section of the Company’s website, http://www.prepaidlegal.com/newCorp2/investor/investor_home.html.

Participants in Solicitation
The Company and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the Company’s shareholders with respect to the special meeting of shareholders that will be held to consider the merger. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the proxy statement for the Company’s 2010 Annual Meeting of Shareholders, which was filed with the SEC on March 30, 2010.  Shareholders may obtain additional information regarding the interests of the participants in the solicitation by reading the proxy statement and other relevant documents regarding the merger, when filed with the SEC.

Item 9.01 Financial Statements and Exhibits
The following exhibits are included with the report:

Exhibit No.	Description
99.1	Company Press Release dated February 14, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pre-Paid Legal Services, Inc.
(Registrant)

By: /s/ Randy Harp
Randy Harp
co-Chief Executive Officer, President and Chief Operating Officer
Date: February 15, 2011

For Release 8:30 a.m. Eastern	Company	Steve Williamson
Monday, February 14, 2011	Contact:	(580) 436-1234

Pre-Paid Legal Announces 2010 Year-End Results
—   —   —
Fourth Quarter Net Income Up 43%; Earnings Per Share Up 54%

ADA, OK, February 14, 2011 - Pre-Paid Legal Services, Inc. (NYSE:PPD), announced results for the fourth quarter and year ended December 31, 2010. Net income for the fourth quarter of 2010 increased 43% to $16.3 million from $11.4 million for the prior year's fourth quarter. Diluted earnings per share for the 2010 fourth quarter increased 54% to $1.66 per share from $1.08 per share for the prior year’s comparable quarter due to an increase in net income of 43% and a decrease of 7% in the weighted average outstanding shares. Membership revenues in the fourth quarter of 2010 decreased to $104.8 million from $108.6 million for the same period last year. Due to a 20.8% decline in the number of new memberships sold, commissions during the 2010 fourth quarter decreased 30%, or $11.2 million, to $26.4 million from $37.6 million for the 2009 period, membership benefits were 33% and 34% of membership fees for the respective periods while general and administrative expenses were 14% and 12% of membership fees for the respective periods. Due to a 54.3% decline in the enrollment of new associates, associate services revenues decreased to $5.9 million compared to $9.5 million in the prior year’s quarter and associate services and direct marketing expenses decreased to $7.1 million from $10.8 million.

Net income for the full year of 2010 increased 22% to $67.4 million from $55.1 million for 2009. Diluted earnings per share for 2010 increased 35% to $6.80 per share from $5.04 per share for the prior year due to increased net income of 22% and a 9% decrease in the weighted average number of outstanding shares. Membership revenues for 2010 were down less than 1% to $424.1 million from $426.4 million for the prior year. Due to an 11.5% decline in the number of new memberships sold, commissions during 2010 decreased 13%, or $16.4 million, to $114.2 million from $130.6 million for 2009, membership benefits were 33% and 34% of membership fees for the respective periods while general and administrative expenses were 12% of membership fees for both periods. Associate services revenues decreased $1.8 million to $26.5 million from $28.3 million in the prior year and associate services and direct marketing expenses decreased $5.1 million to $26.8 million from $31.9 million.

Net cash provided by operating activities increased 9% to $74.1 million for 2010 from $67.8 million for 2009. During 2010, we returned $14.1 million to shareholders through the repurchase of 289,675 shares of common stock, at an average per share price of $48.68. Since April 1999, we have returned $472.0 million to shareholders through the purchase of 15.4 million shares, average price of $30.67 per share, and $17.1 million in dividends for a combined total of $489.1 million representing more than 100% of our net earnings during the same timeframe and have reduced the number of shares outstanding at year-end 2010 approximately 58% from 23.6 million at March 31, 1999 to 9.8 million. At December 31, 2010, we had more than $70 million in cash and cash equivalents and unpledged investments remaining after we retired all of our debt during the 2010 fourth quarter.

Fourth quarter 2010 membership fees decreased to $104.8 million compared to $105.3 million for the 2010 third quarter. Commissions decreased 9%, membership benefits were 33% of membership fees for the 2010 fourth and third quarters while general and administrative expenses were 14% and 12% of membership fees for the respective periods. The 2010 fourth quarter general and administrative expenses increased due to $2.6 million of costs incurred as part of the Special Committee of the Board of Directors’ evaluation of strategic alternatives resulting in the previously announced merger agreement with affiliates of MidOcean Partners, a New York private equity firm (“MidOcean”). Associate services revenues decreased to $5.9 million compared to $6.1 million in the third quarter of 2010 and associate services and direct marketing expenses increased to $7.1 million from $6.6 million. Additionally, we resolved the vast majority of the pending Canadian tax issues that have been outstanding for several years resulting in $838,000 additional interest income to us during the fourth quarter as well as a reduction in previously recorded general and administrative expenses of $307,000 and a reduction of interest expense of $189,000.

We will conduct a conference call to present the year-end results on Wednesday, February 16, 2011 at 8:30 a.m. Eastern Time. The conference call will be web cast on the Investor Relations’ page of www.prepaidlegal.com or may be accessed by dialing (720) 545-0046. Audio replay will be available beginning at 11:30 a.m. Eastern Time on February 16, 2011 and will run through midnight Wednesday, February 23, 2011 by dialing (706) 645-9291; pass code for the replay is 35358781. The presentation will be available on the web site indefinitely by selecting “Earnings Calls” under the “Investor Relations” section. Questions may be submitted prior to the call via email to investor@pplsi.com.

About Us
We believe our products are one of a kind, life events legal service plans. Our plans provide for legal service benefits provided through a network of independent law firms across the U.S. and Canada, and include unlimited attorney consultation, will preparation, traffic violation defense, automobile-related criminal charges defense, letter writing, document preparation and review and a general trial defense benefit.  We have an identity theft restoration product we think is also one of a kind due to the combination of our identity theft restoration partner and our provider law firms. More information about us and our products can be found at our homepage at http://www.prepaidlegal.com.

Forward-Looking Statements
Statements in this press release, other than purely historical information, regarding our future plans and objectives and expected operating results, dividends and share repurchases and statements of the assumptions underlying such statements, constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements contained herein are based on certain assumptions that may not be correct. They are subject to risks and uncertainties incident to our business that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties are described in the reports and statements filed by us with the Securities and Exchange Commission, including (among others) those listed in our Form 10-K, Form 10-Q and Form 8-K, and include the risks that our membership persistency or renewal rates may decline, that we may not be able to continue to grow our memberships and earnings, that we are dependent on the continued active participation of our founder and Chairman, that pending or future litigation may have a material adverse effect on us if resolved unfavorably to us, that we may have compromises of our information security, that during an economic downturn in the economy consumer purchases of discretionary items may be affected which could materially harm our sales, retention rates, profitability and financial condition, that we could be adversely affected by regulatory developments, that competition could adversely affect us, that we are substantially dependent on our marketing force, that our stock price may be affected by short sellers, that we have been unable to increase our employee group membership sales, that our active premium in force is not indicative of future revenue as a result of changes in active memberships from cancellations and additional membership sales, that we have repurchased more than half our outstanding shares over the past years and that completion of the merger with MidOcean is subject to conditions in the financing commitments that could impact the ability of MidOcean to obtain long-term financing, the possibility of the occurrence of an event that could constitute a Company Material Adverse Effect as defined in the merger agreement and other risks and uncertainties set forth in the Company's filings with the Securities and Exchange Commission. Please refer to pages 16 - 19 of our 2009 Form 10-K and pages 7 and 8 of our September 30, 2010 Form 10-Q for a more complete description of these risks. There can be no assurance that any transaction between us and MidOcean will occur, or will occur on or before July 31, 2011 as previously announced. Consummation of the merger is subject to customary conditions, including, without limitation, (i) the approval by the holders of a majority of the outstanding shares of our Common Stock entitled to vote on the merger, (ii) the expiration or early termination of the waiting period applicable to the consummation of the merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iii) the absence of any law, injunction, judgment or ruling that restrains or prohibits the consummation of the merger and (iv) the approval of Oklahoma and Florida insurance regulatory authorities. These risks and uncertainties could cause actual results to differ materially from any forward-looking statements made herein.  We undertake no duty to update any of the forward-looking statements in this release.

Additional Information and Where to Find It:
We have filed with the Securities and Exchange Commission a current report on Form 8-K, which included the merger agreement with MidOcean and related documents. The proxy statement that we plan to file with the Securities and Exchange Commission and mail to our stockholders will contain information about us, the proposed merger and related matters. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT IS AVAILABLE, AS IT WILL CONTAIN IMPORTANT INFORMATION THAT STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING A DECISION ABOUT THE MERGER. In addition to receiving the proxy statement from us by mail, stockholders will be able to obtain the proxy statement, as well as other filings containing information about us without charge, from the Securities and Exchange Commission's website (http://www.sec.gov) or, without charge, from our website at http://www.prepaidlegal.com/newCorp2/investor/investor_home.html. This announcement is neither a solicitation of proxy, an offer to purchase nor a solicitation of an offer to sell shares of Pre-Paid Legal Services, Inc.

PRE-PAID LEGAL SERVICES, INC.
Financial Highlights (Unaudited)

(Dollars and shares in 000s, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
Revenues:
Membership fees	$104,776	$108,573	$424,090	$426,429
Associate services	5,916	9,538	26,543	28,352
Other	828	906	3,303	3,696
	111,520	119,017	453,936	458,477
Costs and expenses:
Membership benefits	34,865	36,919	141,578	145,128
Commissions	26,384	37,578	114,224	130,601
Associate services and direct marketing	7,094	10,789	26,788	31,921
General and administrative	14,633	12,676	51,708	51,594
Other, net	1,046	2,063	7,885	8,558
	84,022	100,025	342,183	367,802
Income before income taxes	27,498	18,992	111,753	90,675
Provision for income taxes	11,221	7,577	44,337	35,537
Net income	$16,277	$11,415	$67,416	$55,138
Basic earnings per common share	$ 1.67	$ 1.08	$ 6.80	$ 5.05
Diluted earnings per common share	$ 1.66	$ 1.08	$ 6.80	$ 5.04
Weighted average number of shares:
Basic	9,765	10,545	9,907	10,918
Diluted	9,782	10,559	9,921	10,932

Net cash provided by operating activities	$74,072	$67,794
Net cash (used in) provided by investing activities	$(2,670)	$ 6,822
Net cash used in financing activities	$(56,538)	$(68,240)

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